Exhibit 99.1

Contact:	Investor Relations

Colin T. Severn

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS

FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Financial Highlights

2009 Fourth Quarter

—	Net new home orders of 172, up 2%

—	Net new home orders per average sales location of 8.2, up 71%

—	New home deliveries of 298, down 27%

—	Consolidated operating revenue of $95.3 million, down 35%

—	Homebuilding gross margins of $12.7 million, down 7.3%

—	Homebuilding gross margin percentage of 17.2%, up 730 basis points

—	Impairment loss on real estate assets of $21.1 million compared to $67.3 million in prior period

—	Gain on retirement of debt of $20.2 million

—	Benefit from income taxes of $101.8 million

—	Net income of $20.7 million

2009 Full Year

—	Net new home orders of 869, down 29%

—	Net new home orders per average sales location of 34.8, up 25%

—	New home deliveries of 915, down 27%

—	Consolidated operating revenue of $309.2 million, down 41%

—	Homebuilding gross margins of $34.4 million, up 18%

—	Homebuilding gross margin percentage of 13.5%, up 730 basis points

—	Impairment loss on real estate assets of $45.3 million compared to $135.3 million in prior period

—	Gain on retirement of debt of $78.1 million

—	Benefit from income taxes of $101.9 million compared to $41.6 million in the 2008 period

—	Net loss of $20.5 million

NEWPORT BEACH, CA—February 24, 2010—William Lyon Homes today reported net income of $20,726,000 for the fourth quarter ended December 31, 2009, as compared to a net loss of $30,806,000 for the comparable period a year ago. Consolidated operating revenue decreased 35% to $95,284,000 for the quarter ended December 31, 2009, as compared to $146,384,000 for the comparable period a year ago. Home sales revenue decreased 46% to $74,133,000 for the quarter ended December 31, 2009, as compared to $137,695,000 for the comparable period a year ago.

For the year ended December 31, 2009, the Company reported net loss of $20,525,000, compared to net loss of $111,638,000 for the comparable period a year ago. Consolidated operating revenue decreased 41% to $309,243,000 for the year ended December 31, 2009, as compared to $526,078,000 for the comparable period a year ago. Home sales revenue decreased 46% to $253,874,000 for the year ended December 31, 2009, as compared to $468,452,000 for the comparable period a year ago.

During 2009, the Company entered into certain land sales transactions to generate cash flow, to reduce overall debt and to re-invest the cash by purchasing land in certain of its improving markets. The best economic value to the Company of these lots was to sell them in their current condition as opposed to holding the lots and eventually building and selling homes. The Company continues to evaluate land values to determine whether to hold for development or to sell at current prices. Operating revenue for the three months ended December 31, 2009 included $13,625,000 from the sales of land resulting in gross losses of approximately $70,565,000. Operating revenue for the years ended December 31, 2009 and 2008 included $21,220,000 and $39,512,000, respectively, from the sales of land resulting in gross losses of approximately $71,708,000 and $1,245,000, respectively.

In addition to the costs associated with the land sales above, the Company incurred costs of approximately $885,000 and $38,712,000 during the three and twelve months ended December 31, 2009, respectively, compared to $6,701,000 and $6,842,000, respectively, for the three and twelve months ended December 31, 2008, related to the write-off of land deposits, project pre-acquisition costs and other costs, which are included in cost of sales – lots, land and other in the Consolidated Statements of Operations.

The Company incurred impairment losses on real estate assets of $21,098,000 for the three months ended December 31, 2009, compared to $67,283,000 for the comparable period a year ago. During the year ended December 31, 2009 and 2008, the Company incurred impairment losses on real estate assets of $45,269,000 and $135,311,000, respectively. The impairments were primarily attributable to lower than anticipated net revenue due to depressed market conditions in the housing industry. The future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

Net new home orders for the three months ended December 31, 2009 were 172, up 2% from 168, for the three months ended December 31, 2008. Net new home orders for the year ended December 31, 2009 were 869, a decrease of 29% as compared to 1,221 for the year ended December 31, 2008. The average number of sales locations was 25 for the year ended December 31, 2009, a decrease of 43% as compared to 44 for the year ended December 31, 2008.

The number of homes closed for the three months ended December 31, 2009 was 298, down 27% as compared to 408 for the three months ended December 31, 2008. The number of homes closed for the year ended December 31, 2009 was 915, a decrease of 27% as compared to 1,260 for the year ended December 31, 2008. The Company’s backlog of homes sold but not closed was 194 at December 31, 2009, down 19% from 240 at December 31, 2008. The Company’s dollar amount of backlog of homes sold but not closed at December 31, 2009, was $56,477,000, down 30% from $80,750,000 at December 31, 2008. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 20% during the three months ended December 31, 2009 and 40% for the comparable period a year ago. The cancellation rate of buyers who contracted to buy a home but did not close escrow was approximately 21% during 2009 and 28% during 2008.

During the fourth quarter of 2009, the average sales price of homes (including joint ventures) was $248,800, down 26% as compared to $337,500 for the comparable period a year ago. For the year ended December 31, 2009, the average sales price of homes (including joint ventures) was $277,500, down 25% as compared to $371,800 for the year ended December 31, 2008. The lower average sales price was primarily due to (1) a change in product mix, since all of the Company’s active projects have an average sales price below $500,000 per unit.

For the quarter ended December 31, 2009, the Company’s homebuilding gross margin percentage increased to 17.2% from 9.9% for the quarter ended December 31, 2008. For the year ended December 31, 2009, the Company’s homebuilding gross margin percentage increased to 13.5% from 6.2% for the year ended December 31, 2008. These higher gross margin percentages were primarily due to home closings in projects where previous impairment losses had been incurred.

On June 10, 2009, the Company’s wholly-owned subsidiary, William Lyon Homes, Inc., a California corporation (“California Lyon”), consummated a cash tender offer (the “Tender Offer”) to purchase a portion of its outstanding Senior Notes, on the terms and subject to the conditions set forth in its offer to purchase, as amended. The principal amount of Senior Notes purchased by California Lyon on settlement of the Tender Offer totaled $53.2 million, including $29.1 million of the 7 5/8% Senior Notes due 2012, $2.4 million of the 10 3/4% Senior Notes due 2013, and $21.7 million of the 7 1/2% Senior Notes due 2014. The aggregate Tender Offer consideration paid totaled $14.9 million, plus accrued interest. The net gain resulting from the Tender Offer, after closing costs, was $37.0 million.

Also, during 2009, the Company purchased, in privately negotiated transactions, a total of $103.7 million principal amount of its outstanding Senior Notes at a cost of $62.1 million, plus accrued interest. The net gain resulting from these purchases, after giving affect to amortization of related deferred loan costs was $41.1 million.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company is taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years from the effective date of the revocation. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset (refund receivable) and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the carry back of the 2008 tax loss to 2006. The Company filed its 2008 federal tax return in early January 2009 and received the tax refund on January 28, 2009.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law. The act allows net operating losses realized in either tax year 2008 or 2009 to be carried back up to five years (previously limited to a two-year carry back). As a result of this legislation, the Company elected to carry back the taxable losses generated in 2009 and recorded a deferred tax asset and related income tax benefit of $101.9 million. The recorded deferred tax asset reflects the anticipated tax refund for the carry back of the estimated 2009 tax loss to 2004 and 2005. As of December 31, 2009, the deferred tax asset is recorded as income tax refunds receivable and the tax benefit is recorded as benefit from income taxes in the accompanying consolidated balance sheet and statement of operations, respectively.

As previously reported, on October 20, 2009, the Company entered into a Senior Secured Term Loan Agreement that provides a first lien secured loan of up to $206 million, secured by substantially all of the assets of the Company (excluding stock in William Lyon Homes, Inc., the Borrower) and certain wholly-owned subsidiaries. The net proceeds of the $131 million first installment of the loan were used to repay the Company’s revolving credit facilities and to repurchase, in a privately negotiated transaction included above, $72,511,000 principal amount of its outstanding Senior Notes at a cost of approximately $50,757,000 plus accrued interest. The Company received the second installment of the Senior Secured Term Loan of $75 million in December 2009. The Company expects to use the remaining proceeds from the first and second installments for general corporate purposes and for future land acquisition.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Thursday, February 25, 2010 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2009 earnings results. The dial-in number is (800) 561-2813 (enter passcode number 62609093). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on February 25, 2010 at 2:00 p.m. Pacific Time through midnight on March 19, 2010. The dial-in number for the replay is (888) 286-8010 (enter passcode number 96968362).

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2009			2008
	Wholly-	Joint	Consolidated	Wholly-	Joint	Consolidated
	Owned	Ventures	Total	Owned	Ventures	Total
Selected Financial Information
(dollars in thousands)
Homes closed	298	—	298	378	30	408

Home sales revenue	$74,133	—	$74,133	$127,954	$9,741	$137,695
Cost of sales	(61,401)	—	(61,401)	(115,197)	(8,803)	(124,000)

Gross margin	$12,732	—	$12,732	$12,757	$938	$13,695

percentage	17.2%	—	17.2%	10.0%	9.6%	9.9%

Number of homes closed
California	188	—	188	272	30	302
Arizona	76	—	76	45	—	45
Nevada	34	—	34	61	—	61

Total	298	—	298	378	30	408

Average sales price
California	$284,100	—	$284,100	$374,700	$324,700	$369,700
Arizona	175,800	—	175,800	210,400	—	210,400
Nevada	216,300	—	216,300	271,600	—	271,600

Total	$248,800	—	$248,800	$338,500	$324,700	$337,500

Number of net new home orders
California	124	—	124	106	5	111
Arizona	26	—	26	20	—	20
Nevada	22	—	22	37	—	37

Total	172	—	172	163	5	168

Average number of sales locations during period
California	11	—	11	18	2	20
Arizona	4	—	4	4	—	4
Nevada	6	—	6	11	—	11

Total	21	—	21	33	2	35

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of December 31,
	2009			2008
	Wholly-	Joint	Consolidated	Wholly-	Joint	Consolidated
	Owned	Ventures	Total	Owned	Ventures	Total
Backlog of homes sold but not closed at end of period
California	164	—	164	176	6	182
Arizona	17	—	17	34	—	34
Nevada	13	—	13	24	—	24

Total	194	—	194	234	6	240

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$51,165	—	$51,165	$66,846	$1,888	$68,734
Arizona	2,716	—	2,716	6,177	—	6,177
Nevada	2,596	—	2,596	5,839	—	5,839

Total	$56,477	—	$56,477	$78,862	$1,888	$80,750

Lots controlled at end of period
Owned lots
California	1,481	136	1,617	2,017	756	2,773
Arizona	4,985	—	4,985	5,993	—	5,993
Nevada	2,522	—	2,522	2,839	—	2,839

Total	8,988	136	9,124	10,849	756	11,605

Optioned lots
California			439			406
Arizona			767			321
Nevada			—			—

Total			1,206			727

Total lots controlled
California			2,056			3,179
Arizona			5,752			6,314
Nevada			2,522			2,839

Total			10,330			12,332

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	Year Ended December 31,
	2009			2008
	Wholly-	Joint	Consolidated	Wholly-	Joint	Consolidated
	Owned	Ventures	Total	Owned	Ventures	Total
Selected Financial Information
(dollars in thousands)
Homes closed	898	17	915	1,196	64	1,260

Home sales revenue	$248,254	$5,620	$253,874	$446,115	$22,337	$468,452
Cost of sales	(215,141)	(4,345)	(219,486)	(418,253)	(21,023)	(439,276)

Gross margin	$33,113	$1,275	$34,388	$27,862	$1,314	$29,176

percentage	13.3%	22.7%	13.5%	6.2%	5.9%	6.2%

Number of homes closed
California	553	17	570	763	64	827
Arizona	214	—	214	216	—	216
Nevada	131	—	131	217	—	217

Total	898	17	915	1,196	64	1,260

Average sales price
California	$324,500	$330,600	$324,700	$443,700	$349,000	$436,400
Arizona	185,100	—	185,100	227,700	—	227,700
Nevada	222,600	—	222,600	268,900	—	268,900

Total	$276,500	$330,600	$277,500	$373,000	$349,000	$371,800

Number of net new home orders
California	541	11	552	764	60	824
Arizona	197	—	197	183	—	183
Nevada	120	—	120	214	—	214

Total	858	11	869	1,161	60	1,221

Average number of sales locations during period
California	13	—	13	26	3	29
Arizona	4	—	4	4	—	4
Nevada	8	—	8	11	—	11

Total	25	—	25	41	3	44

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenue
Home sales	$74,133	$137,695	$253,874	$468,452
Lots, land and other sales	13,625	—	21,220	39,512
Construction services	7,526	8,689	34,149	18,114

	95,284	146,384	309,243	526,078

Operating costs
Cost of sales – homes	(61,401)	(124,000)	(219,486)	(439,276)
Cost of sales – lots, land and other	(85,075)	(6,701)	(131,640)	(47,599)
Impairment loss on real estate assets	(21,098)	(67,283)	(45,269)	(135,311)
Impairment loss on goodwill	—	(5,896)	—	(5,896)
Construction services	(5,760)	(7,302)	(28,486)	(15,431)
Sales and marketing	(4,974)	(9,651)	(17,636)	(40,441)
General and administrative	(6,429)	(7,773)	(21,027)	(27,645)
Other	(2,093)	(2,456)	(6,580)	(4,461)

	(186,830)	(231,062)	(470,124)	(716,060)

Equity in income (loss) of unconsolidated joint ventures	358	(2,251)	(420)	(3,877)

Operating loss	(91,188)	(86,929)	(161,301)	(193,859)
Interest expense, net of amounts capitalized	(10,618)	(8,044)	(35,902)	(24,440)
Gain on retirement of debt	20,171	54,044	78,144	54,044
Other income (expense), net	11	764	(3,802)	579

Loss before benefit from income taxes	(81,624)	(40,165)	(122,861)	(163,676)
Benefit from income taxes	101,830	—	101,908	41,592

Net income (loss)	20,206	(40,165)	(20,953)	(122,084)
Less: net loss – non-controlling interests	520	9,359	428	10,446

Net income (loss) attributable to William Lyon Homes	$20,726	$(30,806)	$(20,525)	$(111,638)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$117,587	$67,017
Restricted cash	4,352	5,079
Receivables	16,294	29,985
Income tax refunds receivable	106,989	46,696
Real estate inventories
Owned	523,336	754,489
Not owned	55,270	107,763
Investments in and advances to unconsolidated
joint ventures	1,703	2,769
Property and equipment, less accumulated depreciation
of $14,124 and $12,093 at December 31, 2009
and 2008, respectively	1,673	14,403
Deferred loan costs	14,859	6,264
Other assets	18,036	10,378

	$860,099	$1,044,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,046	$16,331
Accrued expenses	45,294	62,987
Liabilities from inventories not owned	55,270	80,079
Notes payable	64,227	194,629
Secured Term Loan Due 2014	206,000	—
7 5/8% Senior Notes due December 15, 2012	67,204	133,800
10 3/4% Senior Notes due April 1, 2013	168,158	218,176
7 1/2% Senior Notes due February 15, 2014	84,701	124,300

	701,900	830,302

Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2009 and 2008	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	101,733	122,258
Non-controlling interest	7,599	43,416

	158,199	214,541

	$860,099	$1,044,843

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$20,726	$(30,806)	$(20,525)	$(111,638)
Net cash (used in) provided by operating activities	$(30,971)	$36,933	$12,927	$80,413
Interest incurred	$13,386	$15,003	$48,782	$66,748
Adjusted EBITDA (1)	$(65,476)	$9,958	$(96,506)	$3,191
Ratio of adjusted EBITDA to interest incurred				0.05x

Balance Sheet Data

			December 31,
			2009	2008
Stockholders’ equity			$158,199	$214,541
Total debt			590,290	670,905

Total book capitalization			$748,489	$885,446

Ratio of debt to total book capitalization			78.9%	75.8%
Ratio of debt to total book capitalization (net of cash)			74.9%	73.8%
Ratio of debt to LTM adjusted EBITDA				210.25x
Ratio of debt to LTM adjusted EBITDA (net of cash)				189.26x

(1)

Adjusted EBITDA means net income (loss) plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior

Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income (loss) to adjusted EBITDA is provided as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$20,726	$(30,806)	$(20,525)	$(111,638)
Benefit from income taxes	(101,830)	—	(101,908)	(41,592)
Interest expense
Interest incurred	13,386	15,003	48,782	66,748
Interest capitalized	(2,768)	(6,959)	(12,880)	(42,308)
Amortization of capitalized interest included in cost of sales	4,287	10,792	17,978	37,907
Non-cash impairment charge	21,098	73,179	45,269	141,207
Gain on retirement of debt	(20,171)	(54,044)	(78,144)	(54,044)
Loss on sale of fixed asset	—	—	3,009	—
Depreciation and amortization	154	542	1,493	2,218
Cash distributions of income from unconsolidated joint ventures	—	—	—	816
Equity in (income) loss of unconsolidated joint ventures	(358)	2,251	420	3,877

Adjusted EBITDA	$(65,476)	$9,958	$(96,506)	$3,191

A reconciliation of net cash (used in) provided by operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net cash (used in) provided by operating activities	$(30,971)	$36,933	$12,927	$80,413
Interest expense:
Interest incurred	13,386	15,003	48,782	66,748
Interest capitalized	(2,768)	(6,959)	(12,880)	(42,308)
Amortization of capitalized interest included in cost of sales	4,287	10,792	17,978	37,907
Minority equity in loss of consolidated entities	520	9,359	428	10,446
Net changes in operating assets and liabilities:
Restricted cash	(987)	79	(727)	5,079
Receivables	(636)	5,832	(19,879)	(9,628)
Income tax refunds receivable	—	(550)	(41,615)	(550)
Real estate inventories - owned	(63,143)	(67,935)	(130,436)	(167,516)
Deferred loan costs	(526)	(413)	(1,720)	(2,501)
Other assets	9,244	2,682	7,658	(4,257)
Accounts payables	(1,897)	(1,233)	5,285	24,559
Accrued expenses	8,015	6,368	17,693	4,799

Adjusted EBITDA	$(65,476)	$9,958	$(96,506)	$3,191